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                                                                     EXHIBIT 3.4

              AMENDED AND RESTATED BYLAWS OF AUTOTRADER.COM, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office of the Corporation in the State of Delaware shall be at the principal office of Corporation Service Company in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof shall be Corporation Service Company.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held in Atlanta, Georgia, at such place and time as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each holder of record of shares of the Corporation's Voting Stock. As used in these Bylaws, "Voting Stock" means, with respect to any annual or special meeting of the stockholders of the Corporation, or with respect to any action to be taken by the stockholders of the Corporation, all issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting or with respect to such action, and each reference to a percentage or portion of the "Voting Power" of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares of Voting Stock at such meeting or with respect to such action, as the case may be.

         Section 3. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, shall only be called by the President and Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, to be held at such place, date and time as shall be designated


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in the notice or waiver of notice thereof. Such requests shall state the purpose or purposes of the proposed meeting.

         Section 4. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each holder of record of shares of the Corporation's Voting Stock.

         Section 5. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice, unless stockholders owning Voting Stock representing a majority of the Voting Power of all Voting Stock of the Corporation consent thereto either at the special meeting or in writing executed subsequent to the meeting.

         Section 6. If, prior to the time of mailing, the Secretary of the Corporation shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

         Section 7. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or (if not so specified) at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

         Section 8. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the holders of record of one-third of the Voting Stock of the Corporation which represent a majority of the Voting Power of all Voting Stock of the Corporation, whether present in person or by proxy at such meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of record of a majority of the Voting Power of the Voting Stock of the Corporation that are present at the meeting in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such


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adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each holder of record of Voting Stock.

         Section 9. When a quorum is present at any annual or special meeting, the vote of the holders of record of Voting Stock representing a majority of the Voting Power of all Voting Stock of the Corporation present in person or by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. No proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the Corporation. Prompt notice of the taking of the corporate action shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors that constitutes the Board of Directors shall be at least five (5) and not more than fifteen (15). The first Board of Directors shall initially consist of the number of directors as shall be specified at the organizational meeting of the Corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual or special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each director shall hold office until his successor is elected and qualified. Directors need not be stockholders. The Board of Directors may elect one of their members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all regular and special meetings of the Board of Directors and of the stockholders and shall perform such other duties as may, from time to time be assigned to him or her by the Board of Directors.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of a majority of the Board of Directors. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at any time of filling any


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vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

         Section 3. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Delaware or the United States.

         Section 2. As soon as practicable after each annual election of directors by the stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article.

         Section 3. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors.

         Section 4. Special meetings of the Board of Directors shall be held at such place, date and time as specified in the notice or waiver of notice of such meeting. Special meetings may be called on five (5) days' notice if notice is given to each director personally, by telephone or by telecopier. Special meetings may be called by the Chairman and shall be called by the President and Chief Executive Officer upon the written request to such effect of a majority of the directors then in office. Notices shall comply with the requirements of
Article VIII hereof. All notices of meetings shall state the purpose for which such meeting is called and, in the event any director objects thereto, no business may be conducted or action taken at such meeting that is not provided in such notice or reasonably related thereto.

         Section 5. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

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         Section 6. Unless otherwise provided by statute, the Certificate of
Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

         Section 7. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

         Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 2. Except as otherwise provided by statute or as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to the stockholders for approval by the General Corporation Law of the State of Delaware or (ii) adopting, amending or repealing any bylaw of the Corporation.

         Section 3. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.


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                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

         Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

         Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting and/or a stated salary as a director. Members of committees may be allowed like payments of expenses for attending committee meetings.

         Section 3. No payment permitted under this Article VI shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

                                    OFFICERS

         Section 1. The officers of the Corporation shall be designated by the Board of Directors, by election, and shall include a President and Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may also elect such other officers and agents as it deems necessary, including a Chief Financial Officer, Chief Operating Officer, Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

         Section 2. The officers of the Corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

         Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 4. The Board of Directors may fix the officers' salaries, if any, or it may authorize the President and Chief Executive Officer to fix the salary of any other officer.

         Section 5. In the absence of or at the request of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Executive Officer shall execute under the seal of the Corporation bonds, mortgages and other contracts requiring a seal, except where required or permitted by law to be otherwise


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signed and executed and except where the signing and execution thereof is delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 6. In the absence of the President and Chief Executive Officer or in the event of his inability or refusal to act, the Vice President (or in the event there are more than one, then the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President and Chief Executive Officer, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation, and he or she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 8. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 9. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 10. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 11. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other


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property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 12. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VIII

                                     NOTICES

         Section 1. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, overnight courier, electronic mail or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by electronic mail or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid.

         Section 2. Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

                                   ARTICLE IX

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the President and Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the Corporation.

         Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the Corporation itself or an employee of the Corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.


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         Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the new adjourned meeting.

         Section 6. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


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         Section 2. Checks. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution by the Board of Directors.

         Section 4. Indemnification. The Corporation shall have the power to indemnify its officers, directors, employees and agents of the Corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of the State of Delaware.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 6. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted either by the stockholders or the Board of Directors at any annual meeting of the stockholders or regular meeting of the Board of Directors or any special meeting of the stockholders or the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), by the vote of a majority of the Voting Stock of the Corporation present in person or by proxy at such meeting where there is a quorum, or by vote of a majority of the directors present at such meeting where there is a quorum (whichever is applicable).


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